PRESS RELEASE

FOR IMMEDIATE RELEASE	CONTACT: Alison Griffin
February 6, 2020	(804) 217-5897

DYNEX CAPITAL, INC. REPORTS
FOURTH QUARTER AND 2019 FULL YEAR RESULTS

GLEN ALLEN, Va. -- Dynex Capital, Inc. (NYSE: DX) reported its fourth quarter and 2019 full year results today. As previously announced, the Company's quarterly conference call to discuss these results is today at 10:00 a.m. Eastern Time and may be accessed via telephone in the U.S. at 1-844-840-0844 (internationally at 1-647-253-8795) using conference ID 7991991 or by live webcast, which includes a slide presentation, under “Investor Center” on the Company's website (www.dynexcapital.com).
Highlights of the Fourth Quarter 2019
•Comprehensive income of $0.37 per common share comprised of:
◦$2.26 net income per common share
◦$(1.87) other comprehensive loss per common share on available-for-sale securities
•Core net operating income, a non-GAAP measure, of $0.66 per common share
•Net interest spread and adjusted net interest spread, a non-GAAP measure, of 1.10% and 1.53%, respectively, for the fourth quarter of 2019
•Quarterly economic return to common shareholders of 2.2% based on dividends declared of $0.45 per common share less the decline in book value per common share of $(0.06) to $18.01 at December 31, 2019
•Leverage including TBA long positions of 9.0x shareholders’ equity at December 31, 2019
2019 Full Year Results
•Comprehensive income of $1.86 per common share comprised of:
◦$(7.01) net loss per common share
◦$8.87 other comprehensive income per common share on available-for-sale securities
•Core net operating income, a non-GAAP measure, of $2.09 per common share
•Total economic return to common shareholders of 10.8% based on dividends declared of $2.01 per common share and a decline in book value per common share of $(0.06) during 2019.
Fourth Quarter 2019 Summary
Comprehensive income to common shareholders for the fourth quarter of 2019 was $8.6 million compared to $15.3 million for the prior quarter. Net income to common shareholders increased to $51.8 million, or $2.26 per common share, for the fourth quarter compared to a net loss to common shareholders of $(39.9) million, or $(1.65) per common share, for the third quarter of 2019 primarily due to:

▪a net gain on derivative instruments of $43.0 million for the fourth quarter versus a net loss of $(50.7) million in the prior quarter due to an increase in interest rate swap rates, and;
▪an increase in net interest income of $2.9 million due to lower financing costs as a result of declining short-term interest rates and despite the lower average balance of investments during the quarter.
Other comprehensive loss for the fourth quarter of 2019 was $(43.2) million compared to other comprehensive income of $55.2 million for the prior quarter due to overall declines in the fair value of the Company's MBS resulting from longer term interest rates increasing during the quarter.
Core net operating income to common shareholders, a non-GAAP measure, increased to $15.0 million, or $0.66 per common share, for the fourth quarter of 2019 versus $11.5 million, or $0.48 per common share, for the third quarter of 2019 due primarily to the increase in net interest income noted above. In addition, the Company had an increase of $0.7 million in net periodic interest benefit as a result of an increase in the average balance of pay-fixed interest rate swaps. Please refer to "Use of Non-GAAP Financial Measures" below for additional important information about non-GAAP measures.
Book Value Per Common Share
Book value per common share declined $0.06 per share to $18.01 from $18.07. The decline in book value per common share was primarily due to the net unrealized loss on MBS resulting from interest rates increasing in the long end of the yield curve. Management estimates book value as of January 31, 2020 to be in the range of $19.30 to $19.50 per common share, 7-8% higher than book value per common share as of December 31, 2019 (the estimated book value range as of January 31, 2020 is based on the Company’s standard monthly processes and has not been verified or reviewed by a third party; the Company undertakes no obligation to update or revise this estimate of the book value range).
Investments and Financing Details
The Company's leverage including TBA long positions declined to 9.0 times shareholders' equity as of December 31, 2019 from 9.1 as of September 30, 2019. The average balance of the Company's borrowings declined commensurate with the decline in its average balance of investments. The following table provides details on the performance of our investments and financing including interest rate hedging costs for the periods indicated:

	Three Months Ended
	December 31, 2019			September 30, 2019
($ in thousands)	Income/Expense	Average Balance	Effective Yield/Cost of Funds	Income/Expense	Average Balance	Effective Yield/Cost of Funds
Agency RMBS	$19,895	$2,593,255	3.07%	$23,687	$2,942,465	3.22%
Agency CMBS	16,318	1,910,120	3.20%	14,818	1,763,116	3.22%
CMBS IO (1)	4,993	481,577	3.80%	5,260	479,057	3.90%
Non-Agency MBS and other investments	755	10,775	7.77%	737	11,270	7.94%
Interest-earning assets:	$41,961	$4,995,727	3.20%	$44,502	$5,195,908	3.29%
Interest-bearing liabilities:(2)	25,766	4,809,719	2.10%	31,256	4,958,857	2.47%
Net interest income/net interest spread	$16,195		1.10%	$13,246		0.82%
Add: TBA drop income (3)	1,582		0.04%	1,404		—%
Add: net periodic interest benefit (4)	4,660		0.39%	3,966		0.32%
Adjusted net interest income/adjusted net interest spread (5)	$22,437		1.53%	$18,616		1.14%

(1) CMBS IO includes Agency and non-Agency securities.
(2) Interest-bearing liabilities consist primarily of repurchase agreement borrowings.

(3) The impact of TBA drop income on adjusted net interest spread includes the implied average funding cost of TBA dollar roll transactions during the periods indicated. TBA drop income includes $0.9 million and $0.5 million from TBA short positions held during the three months ended December 31, 2019 and September 30, 2019, respectively.
(4) Amount represents net periodic interest benefit of effective interest rate swaps outstanding during the period and excludes realized and unrealized gains and losses from changes in fair value of derivatives.
(5) Represents a non-GAAP measure.

Net interest spread and adjusted net interest spread increased 28 basis points and 39 basis points, respectively, for the fourth quarter of 2019 compared to the third quarter of 2019 as the decline of 37 basis points in financing costs outpaced the 9 basis point decline in effective yield on the investment portfolio. The effective yield on the investment portfolio declined to 3.20% for the fourth quarter of 2019 primarily due to increased prepayments on higher yielding assets. Financing costs declined due to the decline in the U.S. Federal Funds rate coupled with the subsequent injection of liquidity into the repurchase agreements markets by the Federal Reserve. Adjusted net interest spread increased an additional 11 basis points from the prior quarter due to higher net periodic interest benefit from interest rate swaps and lower implied financing rates on net TBA dollar roll positions.
Hedging Summary
The Company added interest rate swaps with a notional balance of $0.3 million, net of terminations, while lowering the hedging portfolio's average pay-fixed rate 19 basis points to 1.64% for the three months ended December 31, 2019. The following table provides information related to the Company's average borrowings outstanding and interest rate swaps effective for the periods indicated:

	Three Months Ended
($ in thousands)	December 31, 2019	September 30, 2019
Average repurchase agreement borrowings outstanding	$4,806,826	$4,955,825
Average TBA long positions - at cost (1)	263,217	462,099
Average borrowings and TBA long positions outstanding	$5,070,043	$5,417,924
Average notional amount of interest rate swaps outstanding	4,004,022	$3,096,957
Ratio of average interest rate swaps to average borrowings and TBA long positions outstanding	0.8	0.6

Average interest rate swap pay-fixed rate	(1.64)%	(1.83)%
Average interest rate swap receive-floating rate	2.06%	2.30%
Average interest rate swap net receive rate	0.42%	0.47%
(1) The Company uses interest rate swaps to hedge a portion of the impact of changing interest rates on the fair value and implied financing cost of their TBA long positions as well as repurchase agreement financing costs. This ratio calculation does not include TBA short positions which the Company may also use to hedge the impact of changing interest rates on its specified pools of Agency RMBS and TBA long positions.

The following table summarizes the weighted average notional amount and rate of interest rate swaps held as of December 31, 2019 (1):

($ in thousands)	Weighted Average Notional	Weighted Average Rate
2020	$3,648,156	1.59%
2021	2,996,918	1.59%
2022	1,746,397	1.64%
2023	1,365,000	1.70%
2024	1,182,760	1.75%
2025	665,616	1.97%
2026	665,000	1.97%
(1) Additional interest rate swaps outstanding from 2027-2047 had an average balance of $186.2 million at a weighted average pay-fixed rate of 2.46% as of December 31, 2019.
As of December 31, 2019, the Company also held options on U.S. Treasury futures with a notional balance of $1.4 billion and a fair value of $2.9 million which will expire in February 2020 as well as a swaption for a 10-year pay-fixed interest rate swap with a notional balance of $750.0 million and a fair value of $0.6 million which expired in January 2020.

Company Description
Dynex Capital, Inc. is an internally managed real estate investment trust, or REIT, which invests in mortgage assets on a leveraged basis. The Company invests in Agency and non-Agency RMBS, CMBS, and CMBS IO. Additional information about Dynex Capital, Inc. is available at www.dynexcapital.com.
Use of Non-GAAP Financial Measures
In addition to the Company's operating results presented in accordance with GAAP, this release includes certain non-GAAP financial measures including core net operating income to common shareholders (including per common share), adjusted interest expense, adjusted net interest income and the related metrics adjusted cost of funds and adjusted net interest spread. Because these measures are used in the Company's internal analysis of financial and operating performance, management believes that they provide greater transparency to our investors of management's view of our economic performance. Management also believes the presentation of these measures, when analyzed in conjunction with the Company's GAAP operating results, allows investors to more effectively evaluate and compare the performance of the Company to that of its peers, although the Company's presentation of its non-GAAP measures may not be comparable to other similarly-titled measures of other companies. Schedules reconciling core net operating income to common shareholders, adjusted interest expense, and adjusted net interest income to GAAP financial measures are provided as a supplement to this release.
Management views core net operating income to common shareholders as an estimate of the Company's financial performance based on the effective yield of its investments, net of financing costs and other normal recurring operating income/expense, net. In addition to the non-GAAP reconciliation set forth in the supplement to this release, which derives core net operating income to common shareholders from GAAP net income to common shareholders as the nearest GAAP equivalent measure, core net operating income to common shareholders can also be determined by adjusting net interest income to include interest rate swap periodic interest benefit (cost), drop income on TBA dollar roll transactions, general and administrative expenses, and preferred dividends. Drop income generated by TBA dollar roll positions, which is included in

"gain (loss) on derivatives instruments, net" on the Company's consolidated statements of comprehensive income, is included in core net operating income and in adjusted net interest income because management views drop income as the economic equivalent of net interest income (interest income less implied financing cost) on the underlying Agency security from trade date to settlement date. Management also includes periodic interest benefit (cost) from its interest rate swaps, which are also included in "gain (loss) on derivatives instruments, net", in adjusted net interest expense, and in adjusted net interest income because interest rate swaps are used by the Company to economically hedge the impact of changing interest rates on its borrowing costs from repurchase agreements, and including periodic interest benefit (cost) from interest rate swaps is a helpful indicator of the Company’s total cost of financing in addition to GAAP interest expense. However, these non-GAAP measures do not provide a full perspective on our results of operations, and therefore, their usefulness is limited. For example, these non-GAAP measures do not include gains or losses from available-for-sale investments, changes in fair value of and costs of terminating interest rate swaps, as well as realized and unrealized gains or losses from any instrument used by management to economically hedge the impact of changing interest rates on its portfolio and book value per common share, such as Eurodollar futures. As a result, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, the Company's GAAP results as reported on its consolidated statements of comprehensive income.
Forward Looking Statements
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “plan,” "may," "could," and similar expressions identify forward-looking statements that are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Forward-looking statements in this release may include, without limitation, and statements regarding the Company's financial performance in future periods, future interest rates, future market credit spreads, our views on expected characteristics of future investment environments, prepayment rates and investment risks, future investment strategies, our future leverage levels and financing strategies, the use of specific financing and hedging instruments and the future impacts of these strategies, future actions by the Federal Reserve, and the expected performance of our investments. The Company's actual results and timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements as a result of unforeseen external factors. These factors may include, but are not limited to, the Company’s ability to find suitable investment opportunities; changes in economic conditions; changes in interest rates and interest rate spreads, including the repricing of interest-earning assets and interest-bearing liabilities; the Company’s investment portfolio performance particularly as it relates to cash flow, prepayment rates and credit performance; the impact on markets and asset prices from the Federal Reserve’s balance sheet normalization process through the reduction in its holdings of Agency residential mortgage-backed securities and U.S. Treasuries; actual or anticipated changes in Federal Reserve monetary policy or the monetary policy of other central banks; adverse reactions in U.S. financial markets related to actions of foreign central banks or the economic performance of foreign economies including in particular China, Japan, the European Union, and the United Kingdom; uncertainty concerning the long-term fiscal health and stability of the United States; the cost and availability of financing, including the future availability of financing due to changes to regulation of, and capital requirements imposed upon, financial institutions; the cost and availability of new equity capital; changes in the Company’s use of leverage; changes to the Company’s investment strategy, operating policies, dividend policy or asset allocations; the quality of performance of third-party servicer providers of the Company’s loans and loans underlying securities owned by the Company; the level of defaults by borrowers on loans the Company has securitized or otherwise is invested through its ownership of MBS; changes in the Company’s industry; increased competition; changes in government regulations affecting the Company’s business; changes or volatility in the repurchase agreement financing markets and other credit markets; changes to the market for interest rate swaps and other derivative instruments, including changes to margin requirements on derivative instruments; uncertainty regarding continued government support of the U.S. financial system and U.S. housing and real estate markets or reform of the U.S. housing finance system, including the resolution of the conservatorship of Fannie Mae and Freddie Mac; the composition of the Federal Reserve; systems failures or cybersecurity incidents; catastrophes affecting global markets; and exposure to current and future claims and litigation. For additional information on risk factors that could affect the Company's forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended December 31, 2018, and other reports filed with and furnished to the Securities and Exchange Commission.
All forward-looking statements are qualified in their entirety by these and other cautionary statements that the Company makes from time to time in its filings with the Securities and Exchange Commission and other public communications. The Company cannot assure the reader that it will realize the results or developments the Company anticipates or, even if substantially realized, that they will result in the consequences or affect the Company or its operations in the way the Company expects. Forward-looking statements speak only as of the date made. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances arising after the date on which they were made, except as otherwise required by law. As a result of these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements included herein or that may be made elsewhere from time to time by, or on behalf of, the Company.

#	#	#

DYNEX CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
($ in thousands except per share data)

	December 31, 2019	September 30, 2019	December 31, 2018
ASSETS			(audited)
Mortgage-backed securities	$5,188,163	$5,302,926	$3,749,464
Mortgage loans held for investment, net	9,405	9,836	11,527
Cash and cash equivalents	62,582	41,781	34,598
Restricted cash	71,648	97,154	54,106
Derivative assets	4,290	4,845	6,563
Accrued interest receivable	26,209	24,094	21,019
Other assets, net	8,307	6,765	8,812
Total assets	$5,370,604	$5,487,401	$3,886,089

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Repurchase agreements	$4,752,348	$4,872,869	$3,267,984
Payable for unsettled securities purchased	6,180	10,429	58,915
Non-recourse collateralized financing	2,733	2,950	3,458
Derivative liabilities	974	439	1,218
Accrued interest payable	15,585	7,186	10,308
Accrued dividends payable	6,280	6,280	13,810
Other liabilities	3,516	2,801	3,243
Total liabilities	4,787,616	4,902,954	3,358,936

Shareholders’ equity:
Preferred stock - aggregate liquidation preference of $169,708, $169,708, and $148,865, respectively	$162,807	$162,807	$142,883
Common stock, par value $.01 per share: 22,945,993; 22,945,993; and 20,939,073 shares issued and outstanding, respectively (1)	229	229	209
Additional paid-in capital	858,347	858,050	818,861
Accumulated other comprehensive income (loss)	173,806	217,010	(35,779)
Accumulated deficit	(612,201)	(653,649)	(399,021)
Total shareholders' equity	582,988	584,447	527,153
Total liabilities and shareholders’ equity	$5,370,604	$5,487,401	$3,886,089

Book value per common share (1)	$18.01	$18.07	$18.07
(1) Amounts are adjusted to reflect the 1-for-3 reverse stock split effected June 20, 2019.

DYNEX CAPITAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
 (amounts in thousands except per share data)

	Three Months Ended				Year Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2019
Interest income	$41,961	$44,502	$43,748	$39,957	$170,168
Interest expense	25,766	31,256	30,813	26,276	114,111
Net interest income	16,195	13,246	12,935	13,681	56,057

Gain (loss) on derivative instruments, net	42,992	(50,709)	(117,535)	(61,697)	(186,949)
Gain (loss) on sale of investments, net	—	4,605	(10,360)	—	(5,755)
Fair value adjustments, net	(14)	(13)	(16)	(13)	(56)
Other operating (expense) income, net	(28)	25	256	(231)	22
General and administrative expenses:
Compensation and benefits	(2,089)	(1,786)	(1,747)	(1,898)	(7,520)
Other general and administrative	(1,921)	(1,972)	(2,518)	(2,056)	(8,467)
Net income (loss)	55,135	(36,604)	(118,985)	(52,214)	(152,668)
Preferred stock dividends	(3,361)	(3,341)	(3,206)	(3,059)	(12,967)
Net income (loss) to common shareholders	$51,774	$(39,945)	$(122,191)	$(55,273)	$(165,635)

Other comprehensive income:
Unrealized (loss) gain on available-for-sale investments, net	$(43,204)	$59,800	$100,767	$86,632	$203,995
Reclassification adjustment for (gain) loss on sale of investments, net	—	(4,605)	10,360	—	5,755
Reclassification adjustment for de-designated cash flow hedges	—	—	—	(165)	(165)
Total other comprehensive (loss) income	(43,204)	55,195	111,127	86,467	209,585
Comprehensive income (loss) to common shareholders	$8,570	$15,250	$(11,064)	$31,194	$43,950

Net income (loss) per common share-basic and diluted (1)	$2.26	$(1.65)	$(4.98)	$(2.42)	$(7.01)
Weighted average common shares (1)	22,946	24,174	24,541	22,812	23,620
(1) Amounts are adjusted to reflect the 1-for-3 reverse stock split effected June 20, 2019.

DYNEX CAPITAL, INC.
KEY STATISTICS
(UNAUDITED)
 ($ in thousands except per share data)

As Of
December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Portfolio and Other Balance Sheet Statistics:	(audited)
Total MBS fair value	$5,188,163	$5,302,926	$5,713,788	$4,842,447	$3,749,464
Agency RMBS-fixed rate, amortized cost	$2,619,454	$2,671,314	$3,150,337	$2,730,610	$2,142,717
Agency CMBS, amortized cost	$1,905,600	$1,938,887	$1,890,910	$1,518,610	$1,080,424
CMBS IO, amortized cost(1)	$488,145	$474,548	$482,431	$510,504	$527,743
Other MBS, amortized cost	1,158	$1,168	$28,296	$32,036	$34,525
(Net short) net long TBA dollar roll positions, (if settled)	$(77,956)	$(123,208)	$374,688	$733,130	$888,469
(Net short) net long TBA dollar roll positions, amortized cost (if settled)	$(77,816)	$(124,835)	$374,452	$727,212	$882,230
Net TBA carrying value, (liability) asset	$(140)	$1,627	$236	$5,918	$6,239
Book value per common share (2)	$18.01	$18.07	$17.68	$18.71	$18.07
Leverage including TBA long position at cost as if settled (3)	9.0	x	9.1x	9.4	x	8.5	x	8.0	x

Three Months Ended
December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Performance Statistics:
Net income (loss) per common share (2)	$2.26	$(1.65)	$(4.98)	$(2.42)	$(4.02)
Core net operating income per common share (2)(4)	$0.66	$0.48	$0.43	$0.53	$0.54
Comprehensive income (loss) per common share (2)	$0.37	$0.63	$(0.45)	$1.37	$(1.55)
Dividends per common share (2)	$0.45	$0.48	$0.54	$0.54	$0.54
Average interest earning assets (5)	$4,995,727	$5,195,908	$4,917,345	$4,368,240	$3,494,673
Average net (short) long TBA dollar roll position	$(164,492)	$232,078	$672,973	$726,826	$798,470
Average interest bearing liabilities	$4,809,719	$4,958,857	$4,566,160	$3,934,732	$2,996,126
Average notional of effective interest rate swaps	$4,004,022	$3,096,957	$4,765,220	$4,154,778	$2,961,957
Effective yield on investments	3.20%	3.29%	3.43%	3.51%	3.42%
Cost of funds (6)	2.10%	2.47%	2.67%	2.67%	2.49%
Net interest spread	1.10%	0.82%	0.76%	0.84%	0.93%
Adjusted cost of funds (7)	1.71%	2.15%	2.36%	2.29%	2.24%
Adjusted net interest spread (8)	1.53%	1.14%	1.03%	1.19%	1.24%
CPR for fixed-rate Agency RMBS (9)	18.9%	13.6%	9.4%	5.6%	5.3%
(1) CMBS IO includes Agency and non-Agency issued securities.
(2) Amounts are adjusted to reflect the 1-for-3 reverse stock split effected June 20, 2019.
(3) Leverage equals the sum of (i) total liabilities and (ii) amortized cost basis of TBA long positions divided by total shareholders' equity. Does not include amortized cost basis of TBA short positions used as economic hedges.
(4) Non-GAAP financial measures are reconciled in the supplement to this release.
(5) Does not include TBA dollar roll positions.
(6) Percentages shown are equal to annualized interest expense divided by average interest bearing liabilities.
(7) Adjusted cost of funds is equal to annualized adjusted interest expense (a non-GAAP measure) divided by average interest bearing liabilities.
(8) Adjusted net interest spread includes the impact of drop income from TBA dollar roll positions after deducting adjusted cost of funds from effective yield.
(9) Represents the average constant prepayment rate ("CPR") experienced during the quarter.

DYNEX CAPITAL, INC.
SUPPLEMENTAL INFORMATION
(UNAUDITED)
 ($ in thousands)

Computations of Non-GAAP Measures:	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Net interest income	$16,195	$13,246	$12,935	$13,681	$12,961
Add: TBA drop income (1)	1,582	1,404	1,282	1,963	3,072
Add: net periodic interest benefit (2)	4,660	3,966	3,553	3,897	1,940
Less: de-designated cash flow hedge accretion (3)	—	—	—	(165)	(75)
Adjusted net interest income	22,437	18,616	17,770	19,376	17,898
Other operating (expense) income, net	(28)	25	256	(231)	(566)
General and administrative expenses	(4,010)	(3,758)	(4,265)	(3,954)	(3,492)
Preferred stock dividends	(3,361)	(3,341)	(3,206)	(3,059)	(2,963)
Core net operating income to common shareholders	$15,038	$11,542	$10,555	$12,132	$10,877
(1) TBA drop income is calculated by multiplying the notional amount of the TBA dollar roll positions by the difference in price between two TBA securities with the same terms but different settlement dates.
(2) Amount represents net periodic interest benefit of effective interest rate swaps outstanding during the period and excludes realized and unrealized gains and losses from changes in fair value of derivatives.
(3) Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive loss as a result of the Company's discontinuation of cash flow hedge accounting effective June 30, 2013.

DYNEX CAPITAL, INC.
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(UNAUDITED)
 ($ in thousands)

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
GAAP net income (loss) to common shareholders	$51,774	$(39,945)	$(122,191)	$(55,273)	$(81,485)
Less:
Change in fair value of derivative instruments, net (1)	(36,750)	56,079	122,370	67,557	86,993
(Gain) loss on sale of investments, net	—	(4,605)	10,360	—	5,428
De-designated cash flow hedge accretion (2)	—	—	—	(165)	(75)
Fair value adjustments, net	14	13	16	13	16
Core net operating income to common shareholders	$15,038	$11,542	$10,555	$12,132	$10,877

Weighted average common shares (3)	22,946	24,174	24,541	22,812	20,290
Core net operating income per common share (3)	$0.66	$0.48	$0.43	$0.53	$0.54

				For the Year Ended
				December 31, 2019
GAAP net loss to common shareholders					$(165,635)
Less:
Change in fair value of derivative instruments, net (1)					209,256
Loss on sale of investments, net					5,755
De-designated cash flow hedge accretion (2)					(165)
Fair value adjustments, net					56
Core net operating income to common shareholders					$49,267

Weighted average common shares (3)					23,620
Core net operating income per common share (3)					$2.09
(1) Amount includes unrealized gains and losses from changes in fair value of derivatives and realized gains and losses on terminated derivatives and excludes net periodic interest benefit on effective interest rate swaps outstanding during the period.
(2) Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive loss as a result of the Company's discontinuation of cash flow hedge accounting effective June 30, 2013.
(3) Amounts are adjusted to reflect the 1-for-3 reverse stock split effected June 20, 2019.

	Three Months Ended
	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
GAAP net interest income	$16,195	$13,246	$12,935	$13,681	$12,961
Add: TBA drop income	1,582	1,404	1,282	1,963	3,072
Add: net periodic interest benefit (1)	4,660	3,966	3,553	3,897	1,940
Less: de-designated cash flow hedge accretion (2)	—	—	—	(165)	(75)
Non-GAAP adjusted net interest income	$22,437	$18,616	$17,770	$19,376	$17,898

GAAP interest expense	$25,766	$31,256	$30,813	$26,276	$19,053
Add: net periodic interest benefit (1)	(4,660)	(3,966)	(3,553)	(3,897)	(1,940)
Less: de-designated cash flow hedge accretion (2)	—	—	—	165	75
Non-GAAP adjusted interest expense	$21,106	$27,290	$27,260	$22,544	$17,188
(1) Amount represents net periodic interest benefit of effective interest rate swaps outstanding during the period and excludes realized and unrealized gains and losses from changes in fair value of derivatives.
(2) Amount recorded as a portion of "interest expense" in accordance with GAAP related to the accretion of the balance remaining in accumulated other comprehensive loss as a result of the Company's discontinuation of cash flow hedge accounting effective June 30, 2013.